Exhibit 10.60
LOCK-UP AGREEMENT
____ __, 2011
Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, NY 10004

Re:	Public Offering of Units by T3 Motion, Inc.
Ladies and Gentlemen:
Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Underwriting Agreement dated on or about the date hereof. Pursuant to Section 4(l) of the Underwriting Agreement and in satisfaction of a condition of the Underwriters’ obligations under the Underwriting Agreement, the undersigned irrevocably agrees with the Company and the Representative that, from the date hereof until the 12 month anniversary of the date of the Prospectus (such period, the “Restriction Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, without the prior written consent of the Representative or as otherwise expressly stated this Letter Agreement, directly or indirectly (i) offer, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) , or agree to dispose of, directly or indirectly, any shares of Common Stock , or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder with respect to any shares of Common Stock owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC with the exception of the shares of Common Stock issuable upon exercise of Class H Warrants (collectively, the “Undersigned’s Shares”), (ii) enter into any swap or other arrangement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing. The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or deemed sale or disposition of the Undersigned’s Shares or the economics of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Undersigned’s Shares in a private transaction including, without limitation, to any of its affiliates, provided that the transferee thereof agrees to be bound in writing by the restrictions set forth in this Letter Agreement and shall be permitted to make any required filings under the Exchange Act reflecting such a transfer.
     Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.
     The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Underwriters to complete the transactions contemplated by the Underwriting Agreement and that the Representative (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.
     This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Representative and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and the Underwriters and that no Underwriter is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Undersigned’s Shares is created or intended by virtue of this Letter Agreement.
*** SIGNATURE PAGE FOLLOWS***

     This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company
Address for Notice:

Number of shares of Common Stock

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities
     By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

T3 Motion, Inc.
By:
Name:
Title:

Acknowledged and agreed to
as of the date set forth above:

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